SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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PACIFICA BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Appendix A

PACIFICA BANCORP, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This Audit Committee Charter (the “Charter”) has been adopted by the Board of Directors of Pacifica Bancorp, Inc. (the “Company”) on recommendation by the Audit Committee of the Board of Directors (the “Committee”). The Committee shall review and reassess this Charter annually.

I.	AUTHORITY

The Committee shall be subject to the bylaws of the Company, as in effect from time to time, and Washington general corporation laws.

II.	PURPOSE

The purpose of the Committee shall be to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries.

The Committee shall oversee the audit efforts of the Company’s independent accountants and the internal auditors and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Company’s auditors are independent of management. The Committee shall be given full and direct access to Company’s internal auditors, the Chair of the Board, the Company’s executives and independent auditors as necessary to carry out the responsibilities set forth in this Charter. It is the objective of the Committee to maintain free and open communication between the Board, the independent accountants and the financial and senior management of the Company.

Although the audit committee has the responsibilities and powers set forth in this charter, the Committee is not responsible for certifying the Company’s financial statements, guaranteeing the independent auditor’s report, determining the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles, or guaranteeing the Company’s compliance with laws, regulations, compliance policies, or programs. The fundamental responsibility for the Company’s financial statements and disclosures and its compliance with laws and regulations rest with management and the independent auditor.

III.	COMPOSITION

The Committee shall be comprised of not less than three (3) directors, each of whom must (a) meet the criteria for independence set forth in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission (the “Commission”) there under, and (b) not own or control twenty percent (20%) or more of the Company’s voting securities (or such lower measurement as may be established by the Commission in rulemaking under Section 10A(m) of the Exchange Act).

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Company must disclose in all periodic reports whether or not the Audit Committee has a member designated as a “financial expert” as outlined by the SEC. If there is not “financial expert” serving on the Audit Committee, the company must disclose that fact and explain why.

Members of the Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause. Resignation or removal of a director, for whatever reason, shall mean automatic resignation or removal from the Committee. Any vacancy on the Committee may be filled only by the Board. The Board shall designate one member of the Committee to be the chair (the “Chair”).

IV.	MEETINGS

The Committee shall hold quarterly meetings (at least four regular meeting per year). Additional meetings could be held if the Committee Chairperson or Committee deems it to be appropriate. The Chair, or any two (2) members of the Committee, may call meetings of the Committee. The Committee shall also meet at least once per year with management, and the Company’s independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition, the Committee (or the Chairman) should meet or confer with the independent accountants and management quarterly to review the Company’s periodic financial statements prior to their filing with the Securities and Exchange Commission (the “SEC”). The Chairman should work with the internal auditor and management to establish the agendas for Committee meetings. The Committee, at its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. This charter gives the right to conduct executive sessions with the outside auditors, CEO (chief executive officer), CFO (chief financial officer), general counsel, controller, and anyone else as desired by the committee. Participation at meetings may be in person or by telephone. A majority of the outside directors are considered a quorum. Dissent to committee decisions will be noted in the minutes of the meeting.

V.	MINUTES AND REPORTS

Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Committee shall report regularly to the Board with respect to: (a) matters that are within the Committee’s responsibilities; and (b) such recommendations as the Committee may determine to be appropriate. The report to the Board may take the form of an oral report by the Chair or any other member of the Committee designated by the Committee to make such a report.

VI.	DUTIES AND RESPONSIBILITIES

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The Committee shall have full power and authority to carry out the following:

Selection and Evaluation of Auditors

Be responsible for the appointment, compensation, retention and oversight of the independent accountant employed to conduct the audit (including resolution of disagreements between the independent auditors and management regarding financial reporting).

The independent auditors shall report directly to the Committee;

Pre-approve all audit and non-audit services permitted under SEC rules to be provided by the independent auditors, including tax services, before the services are rendered;

Review and approve the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein;

Ascertain that the lead (or concurring) audit partner from any public accounting firms performing audit services, serves in that capacity for no more than five fiscal years of the company. In addition, ascertain that any partner other than the lead or concurring partner serves no more than seven years at the partner level on the company’s audit;

Consider, with management, the rationale for employing audit firms other than the principal independent auditors;

Oversight of Annual Audit and Quarterly Reviews

Consider the qualifications and experience of the independent auditor;

Confirm through private discussions with the Company’s independent auditors and the Company’s management that no management restrictions are being placed on the scope of the independent auditors’ work;

Review the results of the year-end audit of the Company, including (as applicable):

The audit report, the published financial statements, the management representation letter, the management letter or similar memorandum prepared by the Company’s independent auditors, any other pertinent reports and management’s responses concerning such memorandum;

The qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of accounting principle and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;

The methods used to account for significant unusual transactions;

The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

Management’s process for formulating sensitive accounting estimates and the reasonableness of these estimates;

Significant recorded and unrecorded audit adjustments;

Any material accounting issues among management and the independent auditors;

Other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors;

Review with management and the Company’s independent auditors such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company’s financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

For each of the first three fiscal quarters and at year end, the Committee or its Chair will review with management the financial results, any proposed earnings release and formal guidance which the Company may plan to offer and review with the independent auditors the results of their review of the interim financial information and audit of the annual financial statements;

Review management’s analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent auditors the reports on such subjects delivered pursuant to Section 10A(k) of the Exchange Act;

Following completion of the annual audit, review separately with the independent auditors, the internal auditors and management any significant difficulties encountered during the course of the audit;

Review with management and the independent auditor the effect of any regulatory and accounting initiatives, as well as off-balance sheet structures, if any.

Oversight of Financial Reporting Process and Internal Controls

Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with GAAP;

Review the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures through inquiry and discussions with the Company’s independent auditors, internal auditor and management of the Company;

Review with the internal auditor and management the Company’s administrative, operational and accounting internal controls, including controls and security of the computerized information systems, and evaluate whether the Company is operating in accordance with its prescribed policies, procedures and codes of conduct;

Review with internal auditor, management and the independent auditors any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal control;

Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures facing the Company: assess the steps management has taken or proposes to take to minimize such risks to the Company; and periodically review compliance with such steps;

Receive periodic reports from the Company’s independent auditors, internal auditor and management of the Company to assess the impact on the Company of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Company;

Review related party transactions for potential conflicts of interest;

Review all material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

The responsibilities of the Audit Committee to internal audit include the following:

Oversight of the internal audit function, including approval of any outsourcing or co-sourcing arrangements;

Oversight of the independence, responsibilities, staffing and budget of the internal audit function;

Appointment and approval of the internal auditor;

Responsibility to conduct the following reviews:

A periodic review of the internal audit plan and progress against the plan;

An annual evaluation of the effectiveness of the internal audit function;

A review of the general scope of the internal audit plan;

A review of the results of internal audit, including management responses to audit findings;

A review of management policies and procedures for monitoring compliance;

An annual review of significant compliance and financial policies;

A review of annual reports from management and internal audit indicating employee compliance with the code of ethics.

Other Matters

Review annually this Charter for adequacy and recommend any changes to the Board;

Meet annually with the general counsel to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company;

As applicable, prepare a report to be included in each annual proxy statement (or, if not previously provided during the fiscal year, any other proxy statement or consent statement relating to the election of directors) of the Company, which states, among other things, whether:

The Committee has reviewed and discussed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K;

Review the Company’s annual audited financial statements, related disclosures, including the MD&A portion of the Company’s filings, and discuss with the independent auditors the matters required to be discussed by Auditing Standard No. 61 (as it may be modified or supplemented, including:

(a) the quality as well as acceptability of the accounting principles applied in the financial statements, and

(b) new or changed accounting policies; significant estimates, judgments, uncertainties or unusual transactions; and accounting policies relating to significant financial statement items;

The Committee has received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors their independence; and

Establish and review with management the policies and procedures with respect to officers’ expense accounts, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent auditors.

Establish and review the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal or external controls, or auditing matters that may be submitted by any party internal or external to the organization.

Review any complaints that might have been received, current status, and resolution if one has been reached.

Establish and review procedures for the confidential, anonymous submission by employees of the organization of concerns regarding questionable accounting or auditing matters. Review any submissions that have been received, the current status, and the resolution if one has been reached.

Review the effectiveness of the Audit Committee.

Perform any other activities consistent with this charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate, including but not limited to the Company’s legal and regulatory compliance.

With respect to the duties and responsibilities listed above, the Committee should:

Report regularly to the Board on its activities, as appropriate;

Exercise reasonable diligence in gathering and considering all material information;

Understand and weigh alternative courses of conduct that may be available;

Focus on weighing the benefit versus harm to the Company and its shareholders when considering alternative recommendations or courses of action;

If the Committee deems it appropriate, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

Provide management and the Company’s independent auditors with appropriate opportunities to meet privately with the Committee.